Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-122934 on Form S-8 of Wright Express Corporation of our report dated June 29, 2009, appearing in this Annual Report on Form 11-K of Wright Express Corporation Employee Savings Plan for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 29, 2009